210 West 6th St

Chico, CA 95928

530-864-8790

December 1, 2011

Athena Silver Corporation

Attn: John Power

695 De Long Avenue, Suite 100

Novato, CA 94945

Agreement between Bill Fishkin. Of 210 West 6th St. Chico, CA 95928 (“Fishkin”) and Athena Silver Corporation, Box 114 sea ranch ca 95497 (“Athena”)

1 Administration

Fishkin will provide online marketing services for Athena Silver Corporation.

2. Services

Fishkin will provide services in the following areas:

I.

WEB DEVELOPMENT: Fishkin will redevelop the Athena Silver Corporation website.

II.

 WEBSITE MANAGEMENT: Fishkin will manage updates and continued content management for the Athena Silver Corporation website.

III.

 GOOGLE AD MANAGEMENT: Fishkin will launch and contintu to manage the Athena Silver Corporation Google AdWords advertising campaigns. Actual advertising costs will be mutually agreed upon and determined on a project by project basis. Advertising costs are the responsibility of The Athena Silver Corporation.

IV.

Fishkin will advise Athena Silver Corporation on other relevant online advertising and implement them at a mutually agreed upon rate.

3.

Pricing and Term

I.

The term of this agreement will run from the signing date on page 2 and end April 1, 2012.

II.

 Fishkin will receive 17,500 common shares of Athena Silver Corporation in total and in advance for contract period for the continued website and AdWords management.

III.

 At the end of the term set forth in Sections 3 I and II above parties shall discuss continuation of the engagement but neither party shall be obligated to renew the engagement.

4. Assignment

Fishkin shall not without the written consent of Athena Silver Corporation assign or subcontract this Agreement in whole or in part.

5. Full Agreement

This Agreement constitutes the full understand of the parties and supersedes all prior agreements, understandings and proposals whether written or oral. No modification of this Agreement shall be binding unless in writing and signed by all parties.

6. Waiver

This Agreement May not be modified or altered except in writing signed by the parties hereto. The rights of each party shall not be prejudiced or restricted by an indulgence or forbearance extended to the other party and no waiver by either party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

7. Legal Interpretation

This Agreement shall be construed and applied in all aspects in accordance with the laws of the State of California.

AS WITNESS THE HANDS OF THE PARTIES

For and on behalf of The Athena Silver Corporation

/s/ John C. Power

____________________________________________

For and on behalf of Bill Fishkin:

/s/ Bill Fishkin

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